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                                                                     EXHIBIT 2.2

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STATEMENT OF INTENT TO DISSOLVE
FOR A LIMITED LIABILITY COMPANY
Form 415 Revised July 1, 2002
Filing fee: $10.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos_state_co_us      ABOVE SPACE FOR OFFICE USE ONLY
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Pursuant to Section 7-80-801, Colorado Revised Statutes (C.R.S), the the
individual named below causes this Statement of Intent to Dissolve to be delivered to the Colorado Secretary of State for filing, and states as follows:

The name of the limited liability company is: PRODUCE FINANCE, LLC

Due to the occurrence of any of the following events (mark all that apply):

[X]  By the unanimous written consent of all members

[ ] At the time or upon the occurrence of events specified in writing in an operating agreement

The filing of the statement of intent to dissolve shall not affect the limited liability of the members.

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: JAMES E. LEWIS 475 17TH STREET, SUITE 790, DENVER, CO 80202


OPTIONAL. The electronic mail and/or Internet address for this entity is/are:
e-mail                                   Web site
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The Colorado Secretary of State may contact the following authorized person
regarding this document: name                      address
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voice                         fax                  e-mail
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